Exhibit 10.2

SEVENTH AMENDMENT TO LEASE

This Seventh Amendment to Lease (“Seventh Amendment”) is made this 29th day of July, 2014, by and between ERGS II REO OWNER, LLC, a Delaware limited liability company (“Landlord”) and SCIQUEST, INC., a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord’s predecessor-in-interest, Duke Realty Limited Partnership, an Indiana limited partnership, (“Original Landlord”) and Tenant entered into that certain Office Lease dated May 17, 2005, as amended by that certain First Amendment dated February 21, 2008, that certain Second Amendment dated February 27, 2008, that certain Third Amendment dated October 20, 2010, that certain Fourth Amendment dated June 6, 2011, that certain Fifth Amendment dated October 3, 2011, and that certain Sixth Amendment to Office Lease Agreement dated February 8, 2012 (collectively, the “Lease”), in which Original Landlord leased to Tenant and Tenant leased from Original Landlord, premises that have been expanded from time to time in the building located at 6501 Weston Parkway, Cary, North Carolina 27513 (the “Building”), and currently consist of approximately 60,503 rentable square feet known as Suite 100 and Suite 200 (the “Premises”);

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth in this Seventh Amendment;

WHEREAS, TrialCard Incorporated, a North Carolina corporation (“TrialCard”) leases from Landlord certain space in the Building pursuant to that certain Office Lease Agreement dated August 26, 2002 (the “TrialCard Lease”), as the same has been amended from time to time (“TrialCard’s Existing Space”); and

WHEREAS, Tenant and TrialCard are parties to that certain Assignment and Assumption of Lease executed contemporaneously with this Seventh Amendment (the “Assignment Agreement”).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, receipt and sufficiency of which is acknowledged by the parties, Landlord and Tenant agree as follows:

1.Terms.  All capitalized terms not otherwise defined in this Seventh Amendment shall have the meanings ascribed to them in the Lease.  This Seventh Amendment is conditioned upon and shall not be effective until (a) Tenant and TrialCard enter into that certain Assignment and Assumption of Lease being negotiated contemporaneously with this Seventh Amendment and (b) Landlord, Tenant and TrialCard enter into and deliver to Landlord that certain Landlord Consent.

2.Minimum Annual Rent Prepayment.  As a condition to the effectiveness of this Seventh Amendment and Landlord’s consent to the assignment of the Lease to TrialCard, Tenant shall pay Landlord a lump sum payment in immediately available funds (bank wire, or certified or cashier’s check) in the amount of $520,354.55 (the “Premises Rent Prepayment”).  The Premises Rent Prepayment shall be applied to Tenant’s obligations for Monthly Rental Installments of Minimum Annual Rent for the period between August 1, 2014, and December 31, 2014 (the “Monthly Rental Installment Prepayment Period”) as set forth on Exhibit A attached to this Seventh Amendment and incorporated herein by reference. Notwithstanding anything to the contrary contained in the Lease or this Seventh Amendment, Tenant shall be responsible for all amounts due under the Lease in excess of the Premises Rent Prepayment including, without limitation, Monthly Rental Installments, Additional Rent and Additional Rental Adjustments.

3.Minimum Annual Rent Prepayment for TrialCard’s Existing Space.  As a condition to the effectiveness of this Seventh Amendment and Landlord’s consent to the assignment of the Lease to TrialCard, Tenant shall pay Landlord a lump sum payment in immediately available funds (bank wire, or certified or cashier’s check) in the amount of $165,079.76 (“TrialCard’s Existing Space Rent Prepayment”).  TrialCard’s Existing Space Rent Prepayment shall be applied by Landlord against the Monthly Rental Installments for TrialCard’s Existing Space during the period commencing on May 1, 2015, and ending on August 31, 2015, set forth on Exhibit B attached to this Seventh Amendment and incorporated herein by reference, as the same would otherwise become due and payable during such period.  Notwithstanding anything to the contrary contained in the TrialCard Lease or this Seventh Amendment, TrialCard shall be responsible for all amounts due under the TrialCard Lease in excess of TrialCard’s Existing Space Rent Prepayment including, without limitation, Monthly Rental Installments, Additional Rent and Additional Rental Adjustments.

4.Security Deposit.  TrialCard shall prior to August 4, 2014, deposit $42,744.46 with Landlord to be held as the Security Deposit under the Lease.  Within fifteen (15) business days after Landlord’s receipt of such amount from TrialCard and Landlord’s timely receipt of the Signage Removal Costs (defined below) from Tenant, Landlord shall return the portion of the

Security Deposit that (after giving credit to the amounts deposited by TrialCard and debiting any Signage Removal Costs not received by Landlord within the time periods set forth below) exceed  $42,744.46 to SciQuest, Inc.

5.Signage.  Landlord, at the sole cost and expense of Tenant, shall remove all suite, lobby, and exterior building signage and any other signage referencing SciQuest, Inc., and repair any damage caused by such removal (collectively, the “Signage Removal”).  Tenant shall pay Landlord for all costs and expenses related to the Signage Removal (the “Signage Removal Costs”) within five (5) business days after receipt of an invoice from Landlord setting forth such costs and expenses.    Landlord, at the sole cost and expense of TrialCard, shall install building-standard suite and directional signage acceptable to Landlord (the “TrialCard Signage”).  TrialCard shall pay Landlord for all costs and expenses related to the TrialCard Signage within five (5) business days after receipt of an invoice from Landlord setting forth the costs and expenses related to the installation of the TrialCard Signage.

6. Broker.  Landlord and Tenant represent and warrant to each other that each has not engaged a broker in connection with this Seventh Amendment, except for Synergy Commercial Advisors, who represents Tenant, and who shall be paid a commission by Tenant pursuant to a separate agreement.  Each party agrees to indemnify and hold the other harmless from any and all liability, loss, cost, claim, damage or expense, including, without limitation, reasonable attorneys’ fees and costs, arising out of a breach of the representations set forth in this Section 6.

7.Miscellaneous.  This Seventh Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Seventh Amendment. Signed counterparts of this Seventh Amendment may be delivered by facsimile or by scanned image.  This Seventh Amendment: (a) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives, executors, administrators, transferees and assigns (except as expressly otherwise provided in the Lease); (b) may only be modified by a writing executed by the parties hereto; and (c) shall be governed by and construed in accordance with the laws of the State of North Carolina.  The invalidity of any portion of this Seventh Amendment shall not have any effect on the balance hereof. The headings for the various Paragraphs herein are for reference only and are not part of this Seventh Amendment.  Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

8.Authority.  Landlord and Tenant each represent and warrant to one another that: (i) the execution, performance and delivery of this Seventh Amendment by such party does not violate any provision in its Charter or By-Laws, or any indenture, document, agreement or other instrument that is or may be binding upon such party, and has been duly and validly authorized and approved by any required corporate action of such party; (ii) it is their intention that the obligations of such party under this Seventh Amendment be legal, valid, binding and enforceable against such party in accordance with its terms; and (iii) the person executing this Seventh Amendment on behalf of each such party has the requisite power and authority to so execute, perform and deliver same.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed the instrument the date first above written.

LANDLORD:
ERGS II REO OWNER, LLC, a Delaware limited liability company
By:	Goldman Sachs Realty Management,
L.P., as Asset Manager

By:	/s/ Christopher Nelson
Name:	Christopher Nelson
Title:	Approved Signatory

TENANT:
SCIQUEST, INC., a Delaware corporation
By:	/s/ Jennifer Kaelin
Name:	Jennifer Kaelin
Title:	VP Finance

The undersigned executes this Seventh Amendment for the sole purpose of acknowledging and agreeing to the terms and provisions of this Seventh Amendment.

TRIALCARD:
TRIALCARD INCORPORATED, a North Carolina corporation

By:	/s/ Justin K. Brewer
Name:	Justin K. Brewer
Title:	VP of Accounting and Finance

3